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                                                                      EXHIBIT 23
                                                                      ----------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 8, 1996 appearing on page 29 of Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1995.

     1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.

     2.  Form S-8, Registration No. 33-44224, filed November 27, 1991.

     3.  Form S-8, Registration No. 33-45334, filed January 27, 1992.

     4.  Form S-8, Registration No. 33-45335, filed January 27, 1992.

     5.  Form S-8, Registration No. 33-45336, filed January 27, 1992.

     6.  Form S-8, Registration No. 33-67910, filed August 26, 1993.

     7.  Form S-8, Registration No. 33-54339, filed June 28, 1994.

     8. Post-Effective Amendment No. 1 to Form S-3, Registration No. 33-55413, filed September 23, 1994.

     9.  Form S-3, Registration No. 33-55725, filed September 30, 1994.

    10.  Form S-3, Registration No. 33-56111, filed October 25, 1994.

    11.  Form S-3, Registration No. 33-56919, filed December 16, 1994.

    12.  Form S-3, Registration No. 33-58847, filed April 26, 1995.

    13.  Form S-3, Registration No. 33-60623, filed June 27, 1995.

    14.  Form S-3, Registration No. 33-60627, filed June 27, 1995.

    15.  Form S-3, Registration No. 33-62899, filed September 25, 1995.



/s/  PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

St. Louis, Missouri
March 25, 1996